EXHIBIT 99.1

HCC Announces Record 2005 Results Despite Worst Year for Catastrophes

HCC Insurance Holdings, Inc. (NYSE:HCC) today reported results for the fourth quarter and year ended December 31, 2005.

Net earnings for the fourth quarter of 2005 increased to $66.5 million, or $0.59 per diluted share, from $56.2 million, or $0.56 per diluted share, for the same period in 2004. Net earnings for 2005 increased to $195.9 million, or $1.79 per diluted share, from $163.0 million, or $1.65 per diluted share, in 2004.

Diluted weighted average shares outstanding increased 11% to 109.4 million in 2005 compared to 98.8 million in 2004. This increase was due to the dilutive effects of previously issued convertible debt and stock option calculations, which were affected by the 34% increase in the Company's share price during the year, and the equity offering in the fourth quarter of 2005.

As of December 31, 2005, total assets increased 19% to $7.1 billion; total investments increased 32% to $3.3 billion; shareholders' equity increased 28% to $1.7 billion; and book value per share increased 18% to $15.29, all compared to December 31, 2004, and all at record levels. See attached tables.

Stephen L. Way, Chairman and Chief Executive Officer, said, "2005 was the best year in our history despite the $57.5 million, or $0.53 per diluted share, cumulative effect of hurricanes Katrina, Rita and Wilma (KRW)." Mr. Way added, "In 2005, we still achieved a 15% ROE and grew shareholders' equity by 28%."

The Company has previously provided 2006 net earnings guidance of at least $2.55 per diluted share which represents 42% growth and an 18% ROE, despite more than 7% dilution from the equity offering in December 2005 and the expensing of stock options.

Total revenue for 2005 increased 28% to $1.6 billion compared to $1.3 billion in 2004, driven by significant increases in net earned premium, investment income and despite a reduction in fee and commission income. The Company anticipates continued revenue growth in 2006.

Comparing 2005 to the previous year, the Company's insurance company subsidiaries' net written premium increased 36% to $1.5 billion and net earned premium increased 36% to $1.4 billion. Premium growth is due to a reduction in ceded reinsurance, organic growth and acquisitions made late in 2004 and in 2005. Although the Company maintains its disciplined underwriting standards, the Company expects net premium to continue to rise through at least 2006, due to increased retentions in non-catastrophe lines of business.

For 2005, fee and commission income decreased to $134.3 million from $182.3 million, primarily due to the integration of one of the Company's largest underwriting agencies into an affiliated insurance company and the general reduction in ceded reinsurance. Fee and commission income is expected to decrease somewhat slower in 2006 and then stabilize.

Cash flow from operations continued at a very strong pace in 2005 finishing at $624.0 million, albeit slightly less than in the previous year. During 2005, net investment income grew 52% to $98.9 million, due to substantially increased investment assets resulting from increased net loss reserves associated with higher retentions and commutations, as well as the cash flow from operations and rising interest rates. Investment strategy continues to be very conservative with little or no real estate, high yield bonds or derivatives and only approximately 5% of total investments in equities. Investment income growth is expected to continue in 2006.

Although KRW dramatically increased reinsurance recoverables by approximately $320 million, this demonstrates that the Company's reinsurance protection is adequate even for this unprecedented catastrophe activity. Without the effect of KRW, recoverables would have decreased since the end of 2004 due to commutations, the settlement of certain outstanding losses and increased retentions reducing the amount of new recoverables. Management has been very proactive commuting certain reinsurance recoverables and will continue to do this where appropriate, as commutations result in increased future investment income and reduce any credit risk.

HCC will hold an open conference call beginning at 4:00 p.m. Central Time on Thursday, February 9. To participate, the number for domestic calls is (800) 374-0290 and the number for international calls is (706) 634-1303. In addition, there will be a live webcast available on a listen-only basis that can be accessed through the HCC website at www.hcc.com. A replay of the webcast will be available until Thursday, February 16, 2006.

HCC is an international insurance holding company and a leading specialty insurance group since 1974, based in Houston, Texas, with offices across the USA and in Bermuda, England and Spain. HCC has assets exceeding $7.0 billion and is rated AA (Very Strong) by Standard & Poor's and A+ (Superior) by A. M. Best Company.

For more information, visit our website at www.hcc.com.

Forward-looking statements contained in this press release are made under "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties. The types of risks and uncertainties which may affect the Company are set forth in its periodic reports filed with the Securities and Exchange Commission.

The HCC Insurance Holdings, Inc. logo is available at: http://www.primezone.com/newsroom/prs/?pkgid=1977.

                        HCC Insurance Holdings, Inc.
                              Financial Highlights
                                December 31, 2005
                  (amounts in thousands, except per share data)

 Three Months Ended December 31,                2005           2004
 ---------------------------------------------------------------------
 Gross written premium                       $ 498,284       $ 504,233

 Net written premium                           393,781         305,110

 Net earned premium                            374,087         293,369

 Fee and commission income                      31,830          46,513

 Net investment income                          28,812          19,271

 Other operating income                         13,657           5,189

 Total revenue                                 447,796         365,669

 Net earnings                                   66,534          56,239

 Earnings per share (diluted)                     0.59            0.56

 Cash flow from operations                     170,736         318,124

 Weighted average shares outstanding
  (diluted)                                    113,566         100,254

 GAAP net loss ratio                             64.5%           57.7%

 GAAP combined ratio                             90.2%           85.5%

                                          December 31,    December 31,
                                             2005             2004
                                         -------------   -------------
 Total investments                         $ 3,257,428     $ 2,468,491

 Total assets                                7,084,472       5,933,437

 Shareholders' equity                        1,693,696       1,323,665

 Debt to total capital                            15.5%           19.0%

 Book value per share                      $     15.29     $     12.97

                          HCC Insurance Holdings, Inc.
                              Financial Highlights
                                December 31, 2005
                  (amounts in thousands, except per share data)

Twelve Months Ended December 31,               2005            2004
----------------------------------------------------------------------
Gross written premium                      $ 2,038,286     $ 1,975,153

Net written premium                          1,501,224       1,105,519

Net earned premium                           1,369,988       1,010,692

Fee and commission income                      134,282         182,349

Net investment income                           98,851          64,885

Other operating income                          39,773          19,406

Total revenue                                1,644,342       1,283,154

Net earnings                                   195,860         163,025

Earnings per share (diluted)                      1.79            1.65

Cash flow from operations                      623,990         668,703

Weighted average shares outstanding
   (diluted)                                   109,437          98,826

GAAP net loss ratio                               67.2%           63.8%

GAAP combined ratio                               93.1%           90.7%

                                          December 31,    December 31,
                                              2005           2004
                                         -----------------------------
Total investments                          $ 3,257,428     $ 2,468,491

Total assets                                 7,084,472       5,933,437

Shareholders' equity                         1,693,696       1,323,665

Debt to total capital                            15.5%           19.0%

Book value per share                           $ 15.29         $ 12.97

               HCC Insurance Holdings, Inc. and Subsidiaries
                   Condensed Consolidated Balance Sheets
                         (unaudited, in thousands)

                                          December 31,    December 31,
                                              2005            2004
                                           -----------     -----------
 ASSETS

 Investments:
    Fixed income securities                $ 2,268,624     $ 1,703,171
    Short-term investments                     839,581         729,985
    Other investments                          149,223          35,335
                                           -----------     -----------
          Total investments                  3,257,428       2,468,491
 Cash                                           73,935          69,933
 Restricted cash and cash investments          170,978         188,510
 Premium, claims and other receivables         950,132         923,638
 Reinsurance recoverables                    1,353,411       1,098,999
 Ceded unearned premium                        239,416         317,055
 Ceded life and annuity benefits                73,415          74,627
 Deferred policy acquisition costs             156,253         139,199
 Goodwill                                      532,947         444,031
 Other assets                                  276,557         208,954
                                           -----------     -----------

       Total assets                        $ 7,084,472     $ 5,933,437
                                           ===========     ===========

 LIABILITIES

 Loss and loss adjustment expense
   payable                                 $ 2,813,720     $ 2,089,199
 Life and annuity policy benefits               73,415          74,627
 Reinsurance balances payable                  176,954         228,998
 Unearned premium                              807,109         741,706
 Deferred ceding commissions                    65,702          94,896
 Premium and claims payable                    812,265         795,576
 Notes payable                                 309,543         311,277
 Accounts payable and accrued
  liabilities                                  332,068         273,493
                                           -----------     -----------

       Total liabilities                     5,390,776       4,609,772

 SHAREHOLDERS' EQUITY

 Common stock                                  110,803          68,038
 Additional paid-in capital                    747,568         566,776
 Retained earnings                             817,013         651,216
 Accumulated other comprehensive
   income                                       18,312          37,635
                                           -----------     -----------
       Total shareholders' equity            1,693,696       1,323,665
                                           -----------     -----------

       Total liabilities and
        shareholders' equity               $ 7,084,472     $ 5,933,437
                                           ===========     ===========

        HCC Insurance Holdings, Inc. and Subsidiaries
         Condensed Consolidated Statements of Earnings
       (unaudited, in thousands, except per share data)

                             Years ended          Three months ended
                             December 31,             December 31,
                          2005          2004      2005         2004
                        ----------  ----------  ----------  ----------
 REVENUE
 Net earned premium     $1,369,988  $1,010,692  $  374,087  $  293,369
                        ----------  ----------  ----------  ----------
 Fee and commission
  income                   134,282     182,349      31,830      46,513
 Net investment
  income                    98,851      64,885      28,812      19,271
 Net realized
  investment gain
   (loss)                    1,448       5,822        (590)      1,327
 Other operating
   income                   39,773      19,406      13,657       5,189
                        ----------  ----------  ----------  ----------
      Total revenue      1,644,342   1,283,154     447,796     365,669
                        ----------  ----------  ----------  ----------
 EXPENSE
 Loss and loss
  adjustment
  expense, net             921,197     645,230     241,265     169,151
 Policy acquisition
  costs, net               257,725     224,323      72,029      66,508
 Other operating
  expense                  178,989     164,474      43,105      49,748
 Interest expense            7,684       8,374       1,836       2,356
                        ----------  ----------  ----------  ----------
      Total expense      1,365,595   1,042,401     358,235     287,763
                        ----------  ----------  ----------  ----------

 Earnings from
  continuing
  operations before
  income tax
  expense                  278,747     240,753      89,561      77,906
 Income tax expense
  on continuing
  operations                85,647      81,732      25,080      25,693
                        ----------  ----------  ----------  ----------
 Earnings from
  continuing
  operations               193,100     159,021      64,481      52,213
 Earnings from
  discontinued
  operations, net
  of income tax
  expense                    2,760       4,004       2,053       4,026
                        ----------  ----------  ----------  ----------
       Net earnings     $  195,860  $  163,025  $   66,534  $   56,239
                        ==========  ==========  ==========  ==========
 Basic earnings per
  share data:
 Earnings from
  continuing
  operations            $     1.83  $     1.64  $     0.60  $     0.53
 Earnings from
  discontinued
  operations                  0.03        0.04        0.02        0.04
                        ----------  ----------  ----------  ----------
       Net earnings     $     1.86  $     1.68  $     0.62  $     0.57
                        ==========  ==========  ==========  ==========
 Weighted average
  shares outstanding       105,463      97,257     107,970      98,799
                        ==========  ==========  ==========  ==========

 Diluted earnings
  per share data:
 Earnings from
  continuing
  operations            $     1.76  $     1.61  $     0.57  $     0.52
 Earnings from
  discontinued
  operations                  0.03        0.04        0.02        0.04
                        ----------  ----------  ----------  ----------
       Net earnings     $     1.79  $     1.65  $     0.59  $     0.56
                        ==========  ==========  ==========  ==========
 Weighted average
  shares outstanding       109,437      98,826     113,566     100,254
                        ==========  ==========  ==========  ==========
 Cash dividends
  declared, per
  share                 $    0.282  $    0.213  $    0.075  $    0.057
                        ==========  ==========  ==========  ==========

                  HCC Insurance Holdings, Inc. and Subsidiaries
                 Condensed Consolidated Statements of Cash Flows
                            (unaudited, in thousands)

                              Years ended         Three months ended
                              December 31,            December 31,
                           2005        2004        2005         2004
                         ---------  ----------  ----------  ----------
 Cash flows from
   operating activities:
   Net earnings        $   195,860  $  163,025  $   66,534  $   56,239
    Adjustments to
    reconcile net
    earnings to net
    cash provided by
    operating
    activities:
    Change in
     premium, claims
     and other
     receivables           (39,294)     13,822      (2,895)     45,343
    Change in
     reinsurance
     recoverables         (247,284)   (178,094)    (90,807)     14,717
    Change in ceded
     unearned
     premium                87,515     (22,504)     21,924       2,291
    Change in loss
     and loss
     adjustment
     expense payable       705,688     538,374     184,323     146,263
    Change in
     reinsurance
     balances
     payable               (60,832)    (69,647)    (25,866)    (50,235)
    Change in
     unearned
     premium                38,809     122,317      (4,185)     12,642
    Change in
     premium and
     claims payable,
     net of
     restricted cash        25,744      58,215      22,016      14,050
    Gain on sale of
     subsidiaries           (8,717)     (6,317)     (3,307)     (6,317)
    Change in
     trading
     portfolio             (66,809)     25,673     (12,155)     20,050
    Depreciation and
     amortization
     expense                14,647      16,139       3,584       4,468
    Other, net             (21,337)      7,700      11,570      58,613
                         ---------  ----------  ----------  ----------
    Cash provided by
     operating
     activities            623,990     668,703     170,736     318,124
                         ---------  ----------  ----------  ----------

 Cash flows from
  investing
  activities:
  Sales of fixed
   income securities       237,480     253,398      73,639      53,907
  Maturity or call
   of fixed income
   securities              186,075     154,357      52,684      43,932
  Cost of securities
   acquired             (1,054,529)   (935,053)   (321,129)   (306,052)
  Change in short-
   term investments        (72,703)   (160,229)   (108,937)   (165,208)
  Payments for
   purchase of
   subsidiaries,
   net of cash
   received                (94,056)    (93,543)    (49,768)    (15,097)
  Sale of
   subsidiaries             21,116        --        10,668        --
  Other, net                 3,637         268      10,506      (7,021)
                         ---------  ----------  ----------  ----------
    Cash used by
     investing
     activities           (772,980)   (780,802)   (332,337)   (395,539)
                         ---------  ----------  ----------  ----------

 Cash flows from
  financing
  activities:
  Issuance of notes
   payable                  46,528     29,000       10,528      17,000
  Payments on notes
   payable                 (48,181)   (40,176)     (10,627)    (27,889)
  Sale of common
   stock, net of
   costs                   186,103    116,776      153,419     102,138
  Dividends paid
   and other, net          (31,458)   (19,984)      (8,038)     (5,501)
                         ---------  ----------  ----------  ----------
    Cash provided
     by financing
     activities            152,992      85,616     145,282      85,748
                         ---------  ----------  ----------  ----------
 Net increase
  (decrease) in
   cash                      4,002     (26,483)    (16,319)      8,333

 Cash at beginning
  of period                 69,933      96,416      90,254      61,600
                         ---------  ----------  ----------  ----------

   Cash at end of
    period              $   73,935  $   69,933  $   73,935  $   69,933
                        ==========  ==========  ==========  ==========

                          HCC Insurance Holdings, Inc.
                            Insurance Company Premium
                               December 31, 2005
                                ($ in thousands)

                                          4th Qtr      4th Qtr  Change
                                            2005        2004%
                                         ---------    ---------   ----
 GROSS WRITTEN

 Diversified
  financial products                     $ 243,126    $ 250,452    (3)%
 Group life, accident & health             145,004      143,657     1
 Aviation                                   51,084       54,967    (7)
 London market account                      20,261       26,957   (25)
 Other specialty lines                      42,373       28,909    47
 Discontinued lines                         (3,564)        (709)   nm
                                         ---------    ---------   ----
                                         $ 498,284    $ 504,233    (1)%
                                         =========    =========   ====

 NET WRITTEN

 Diversified financial products          $ 195,537    $ 136,873    43%
 Group life, accident & health             121,438       94,824    28
 Aviation                                   30,864       35,123   (12)
 London market account                      13,871       14,922    (7)
 Other specialty lines                      30,564       22,665    35
 Discontinued lines                          1,507          703    nm
                                         ---------    ---------   ----
                                         $ 393,781    $ 305,110    29%
                                         =========    =========   ====

 NET EARNED PREMIUM

 Diversified financial products          $ 159,722    $ 103,125    55%
 Group life, accident & health             123,701       97,968    26
 Aviation                                   34,380       34,965    (2)
 London market account                      26,615       27,769    (4)
 Other specialty lines                      28,147       22,244    27
 Discontinued lines                          1,522        7,298    nm
                                         ---------    ---------   ----
                                         $ 374,087    $ 293,369    28%
                                         =========    =========   ====

 nm -  Not meaningful comparison

                     HCC Insurance Holdings, Inc.
                       Insurance Company Premium
                           December 31, 2005
                           ($ in thousands)

                                  Full Year      Full Year    Change
                                    2005           2004%
                                -----------     ----------    -----
 GROSS WRITTEN

 Diversified financial products  $  908,526     $  857,299       6%
 Group life, accident & health      593,382        584,747       1
 Aviation                           210,530        204,963       3
 London market account              144,425        178,950     (19)
 Other specialty lines              176,139        133,964      31
 Discontinued lines                   5,284         15,230      nm
                                -----------     ----------    -----
                                 $2,038,286     $1,975,153       3%
                                ===========     ==========    =====
 NET WRITTEN

 Diversified financial products    $675,942     $  404,870      67%
 Group life, accident & health      502,805        343,996      46
 Aviation                           130,743        144,687     (10)
 London market account               78,809        107,509     (27)
 Other specialty lines              109,106         83,980      30
 Discontinued lines                   3,819         20,477      nm
                                -----------     ----------    -----
                                 $1,501,224     $1,105,519      36%
                                ===========     ==========    =====
 NET EARNED PREMIUM

 Diversified financial products  $  531,136     $  310,809      71%
 Group life, accident & health      504,382        343,913      47
 Aviation                           136,197        127,248       7
 London market account               93,017        111,341     (16)
 Other specialty lines               97,721         69,089      41
 Discontinued lines                   7,535         48,292      nm
                                -----------     ----------    -----
                                 $1,369,988     $1,010,692      36%
                                ===========     ==========    =====
  nm - Not meaningful comparison

                      HCC Insurance Holdings, Inc.
                    Consolidated Insurance Companies
                             Net Loss Ratios
                            December 31, 2005
                            ($ in thousands)

                          2005                       2004
               --------------------------  ---------------------------
 Line of       Net Earned Incurred  Loss   Net Earned  Incurred  Loss
 Business       Premium    Losses   Ratio   Premium     Losses   Ratio
 -----------   ---------  --------  -----  ----------  --------  -----
 Diversified
  financial
  products      $531,136  $255,570   48.1%   $310,809  $147,970  47.6%

 Group life,
  accident &
  health         504,382   361,289   71.6     343,913   229,389  66.7

 Aviation        136,197    91,720   67.3     127,248    80,458  63.2

 London market
  account         93,017    98,638  106.0     111,341    73,428  65.9

 Other specialty
  lines           97,721    72,436   74.1      69,089    43,866  63.5

 Discontinued
  lines            7,535    41,544  551.3      48,292    70,119 145.2
              ----------  --------  -----  ----------  --------  -----
 Total        $1,369,988  $921,197   67.2% $1,010,692  $645,230  63.8%
              ==========  ========  =====  ==========  ========  =====

CONTACT: HCC Insurance Holdings, Inc.
         L. Byron Way, Vice President
         (713) 690-7300